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                                   EXHIBIT 99

Wednesday November 25, 3:56 pm Eastern Time

Enhanced Services delisted from Nasdaq

LOS ANGELES, Nov 25 (Reuters) - Enhanced Services Company Inc said Wednesday its stock was delisted from the Nasdaq National Market, because Nasdaq said the company no longer meets market requirements.

The company said its current financial position and equity it received in August place it in compliance with Nasdaq requirements and that it will take action to become listed again.